AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2005

Registration Statement No. 333-109830

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

(POST-EFFECTIVE)

to

FORM S-3

Registration Statement

Under

the Securities Act of 1933

ANHEUSER-BUSCH COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1162835
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Busch Place

St. Louis, Missouri 63118

(314) 577-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

JoBeth G. Brown Vice President and Secretary Anheuser-Busch Companies, Inc. One Busch Place St. Louis, Missouri 63118 314-577-2000	O. Kirby Colson III, Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 St. Louis, Missouri 63102 314-621-5070 Fax 314-621-5065
(Name and address, including zip code, and telephone number, including area code, of agent for service)

REMOVAL FROM REGISTRATION

Registrant previously registered an aggregate of 1,445,259 shares of its Common Stock on Form S-3, filed October 20, 2003 and amended March 4, 2004, Registration No. 333-109830. Such Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The offering of such securities has been terminated and the Registrant hereby removes from registration all of such securities which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 6, 2005.

ANHEUSER-BUSCH COMPANIES, INC.

By:	/s/ JOBETH G. BROWN
(JoBeth G. Brown, Vice President and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

PATRICK T. STOKES* (Patrick T. Stokes)	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2005

W. RANDOLPH BAKER* (W. Randolph Baker)	Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2005

JOHN F. KELLY* (John F. Kelly)	Vice President and Controller (Principal Accounting Officer)	May 6, 2005

AUGUST A. BUSCH III* (August A. Busch III)	Chairman of the Board and Director	May 6, 2005

CARLOS FERNANDEZ G.* (Carlos Fernandez G.)	Director	May 6, 2005

JAMES J. FORESE* (James J. Forese)	Director	May 6, 2005

JOHN E. JACOB* (John E. Jacob)	Director	May 6, 2005

JAMES R. JONES* (James R. Jones)	Director	May 6, 2005

CHARLES F. KNIGHT* (Charles F. Knight)	Director	May 6, 2005

VERNON R. LOUCKS, JR.* (Vernon R. Loucks, Jr.)	Director	May 6, 2005

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VILMA S. MARTINEZ* (Vilma S. Martinez)	Director	May 6, 2005

WILLIAM PORTER PAYNE* (William Porter Payne)	Director	May 6, 2005

JOYCE M. ROCHÉ* (Joyce M. Roché)	Director	May 6, 2005

HENRY HUGH SHELTON* (Henry Hugh Shelton)	Director	May 6, 2005

ANDREW C. TAYLOR* (Andrew C. Taylor)	Director	May 6, 2005

DOUGLAS A. WARNER III* (Douglas A. Warner III)	Director	May 6, 2005

EDWARD E. WHITACRE, JR.* (Edward E. Whitacre, Jr.)	Director	May 6, 2005

* By:	/s/ JOBETH G. BROWN
JoBeth G. Brown Attorney-in-Fact

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